                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Level 8 Systems, Inc. of our report dated December 31, 1998 relating to the financial statements of Seer Technologies, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Summary of Selected Financial Information", "Background of the Merger", "Changes in and Disagreements With Accountants" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Washington, D.C.
November 19, 1999